SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2005

FOCUS ENHANCEMENTS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-11860	04-3144936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1370 Dell Ave., Campbell, CA		95008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 866-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 4, 2005, Focus Enhancements, Inc. (“Focus”) received a letter from the Nasdaq Stock Market notifying Focus that for 30 consecutive business days, the bid price of Focus’ common stock had closed below the minimum $1.00 per share price requirement for continued inclusion under Nasdaq Marketplace Rules 4310(c)(4), and that failure to regain compliance within 180 days of such date could result in the delisting of Focus’ common stock from the Nasdaq SmallCap Market. On September 12, the Nasdaq Stock Market notified Focus that it had regained compliance with the minimum bid price rule and that the matter is now closed.

A copy of the press release announcing such notice is included as Exhibit 99.1 hereto.

Item 9.01.                                          Financial Statements and Exhibits

(c)                                Exhibits

99.1                           Press release “FOCUS Enhancements Regains Compliance with Nasdaq”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS ENHANCEMENTS, INC.

Date: September 13, 2005	By:	/s/ Gary Williams
	Name:	Gary Williams
	Title:	VP of Finance and CFO